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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of the 29th day of August, 1997, by and among KeyCorp, an Ohio corporation (the "Company"), and the parties listed on Schedule I hereto (the "Holders"), with reference to the following:

                                    RECITALS

A. This Agreement is made pursuant to the Agreement and Plan of Reorganization, dated as of June 6, 1997 (the "Reorganization Agreement"), by and among the Company, Key Bank USA, National Association, a wholly owned subsidiary of the Company and a national banking association, and Champion Mortgage Co., Inc., Champion Mortgage Corp., Champion Wholesale Corp., Champion Financial Corp. and Champion Mortgage Servicing Corp. (each, a "Champion Entity" and collectively, the "Champion Entities") and Joseph P. Goryeb, Joseph M. Goryeb, Richard P. Goryeb, Marguerite Goryeb, Marguerite Goryeb 10 Year GRIT, Joseph P. Goryeb 10 Year GRIT, Lynne Goryeb Stock Trust, Joseph M. Goryeb Family Share Trust and Richard P. Goryeb Family Share Trust (each, a "Seller" and collectively, the "Sellers").

B. In order to induce the Champion Entities and the Sellers to enter into the Reorganization Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Holders. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Reorganization Agreement.

                                    AGREEMENT

         NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

1. DEFINITIONS. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings given such terms in the Reorganization Agreement, and the following terms shall have the following meanings:

"AFFILIATE": As to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"AGREEMENT": This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.




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"BUSINESS DAY": With respect to any act to be performed hereunder, each Monday,
Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York, or in any other applicable place where such act is to occur, are authorized or obligated by applicable law, regulation or executive order to close.

"CHAMPION ENTITIES":  As defined in the recitals above.

"COMMISSION":  The Securities and Exchange Commission.

"COMMON STOCK":  Common stock, $1.00 par value per share, of the Company.

"COMPANY":  KeyCorp, an Ohio corporation, and any successor corporation thereto.

"EFFECTIVENESS PERIOD":  As defined in Section 2(a) hereof.

"EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

"FILING DATE":  The date ninety (90) days after the Closing Date.

"HOLDER":  Each registered holder of any Restricted Stock.

"INSPECTORS":  As defined in Section 3(h) below.

"PERSON": An individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture or an unincorporated organization.

"PROCEEDING": An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"PROSPECTUS": The prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the issuance or resale of any portion of the Restricted Stock covered by such Shelf Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

"RECORDS":  As defined in Section 3(h) below.

"REORGANIZATION AGREEMENT":  As defined in the recitals above.



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"RESTRICTED STOCK": The shares of Company Common Stock issued in the Exchange to the Sellers.

"RULE 144": Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

"RULE 415": Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

"RULE 424": Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

"SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

"SELLERS":  As defined in the recitals above.

"SHELF REGISTRATION STATEMENT": The registration statement of the Company that covers the resale of any of the Restricted Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

"SPECIAL COUNSEL": A single firm of attorneys serving as special counsel to the Holders of the Restricted Stock, for which the Holders of the Restricted Stock will be reimbursed in accordance with Section 4(b) hereof.

2. SHELF REGISTRATION.

(a) The Company shall use its reasonable best efforts to file with the Commission as soon as practicable after the Closing Date, but in no event later than the Filing Date, one Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering the Restricted Stock. The Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Restricted Stock for resale by the Holders in open market transactions (with or without the use of one or more brokers). The Company shall use its reasonable best efforts, as described in Section 3 hereof, to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, and to keep the Shelf Registration Statement continuously effective under the Securities Act thereafter for the period ending one year after the Closing Date or such shorter period ending when the Restricted Stock shall cease to be held by the Holders or their assignees (the "Effectiveness Period");


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(b) The Company shall use its reasonable efforts to keep the Shelf Registration
Statement continuously effective by supplementing and amending the Shelf Registration Statement as required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement if required by the Securities Act.

3. REGISTRATION PROCEDURES. In connection with the Company's Shelf Registration Statement, the Company is required by the provisions of Section 2 hereof to effect the registration of Restricted Stock on the appropriate form available to permit the sale of the Restricted Stock in open market transactions (with or without the use of one or more brokers), and pursuant thereto the Company, at its expense and as expeditiously as reasonably possible, agrees to:

(a) Furnish to the Holders such number of copies of the Shelf Registration Statement, and each amendment and supplement thereto, preliminary Prospectus, final Prospectus and such other documents as the Holders may reasonably request;

(b) Promptly prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to cause such Shelf Registration Statement to become and remain continuously effective and current for the Effectiveness Period; cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 and Rule 430A under the Securities Act and/or any successor rules that may be adopted by the Commission, as such rules may be amended from time to time; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition as contemplated hereby;

(c) Use its reasonable best efforts to register or qualify, to the extent necessary, the securities covered by the Shelf Registration Statement under the state securities or "blue sky" laws of up to ten (10) jurisdictions as the Holders may select within ten (10) days prior to the original filing of the Shelf Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the shares of Common Stock covered by the Shelf Registration Statement; or to subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so;

(d) Notify the Holders promptly after it shall receive notice thereof, of the date and time when the Shelf Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of the Shelf Registration Statement has been filed;

(e) Notify the Holders promptly of any request by the Commission or any state governmental authority for the amendment or supplementation of the Shelf Registration Statement or Prospectus or for additional information;


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(f) Prepare and file promptly with the Commission, and promptly notify the
Holders of the filing of, such amendments or supplements to the Shelf Registration Statement or Prospectus as may be necessary to correct any misstatements or omissions if to the Company's knowledge, at the time when a Prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) Advise the Holders promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission, any state securities commission, any other governmental agency or any court suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any Proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) Make available for inspection upon request by any Holder of Restricted Stock covered by the Shelf Registration Statement or by Special Counsel, all financial and other records, pertinent corporate documents and properties of the Company ("Records"), and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder or Special Counsel, in connection with the Shelf Registration Statement, but only to the extent necessary to enable such Holder or its representatives ("Inspectors") to conduct an investigation for purposes of Section 11(a) of the Securities Act. Records which the Company determines, in good faith, to be confidential and which it notifies the Holders or the Inspectors are confidential shall not be disclosed unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement of a material fact or omission to state a material fact in the Shelf Registration Statement, (B) the disclosure of such Records is required by any court or governmental body with jurisdiction over the Holders or the Inspector or (C) all of the information contained in such Records has been made generally available to the public. Each Holder agrees that information obtained by it or its representatives as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public. Each Holder agrees that it will, upon learning that disclosure of such Records is sought from such Holder or any of its representatives in a court of competent jurisdiction or by any governmental body, promptly give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of those Records deemed confidential; PROVIDED, HOWEVER, if the Company shall not disclose any information it deems confidential to any Holder or if the Company shall take any action to prevent disclosure of Records it deems confidential, and, in either case, the Company is otherwise obligated to disclose such information pursuant to the terms of this paragraph, then, in each case, the Company shall indemnify and hold harmless each Holder affected thereby pursuant to an agreement acceptable in form and substance to such Holder in its reasonable discretion

(i) List all Common Stock covered by the Shelf Registration Statement on the stock exchange or system, if any, on which the Common Stock of the Company is then listed.


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The Holders shall furnish to the Company in writing such information regarding the Holders and the intended method of distribution of the Common Stock to be distributed pursuant to the Shelf Registration Statement as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Common Stock conforms to the applicable requirements of the Securities Act. The Holders shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Holders to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Common Stock contains or would contain an untrue statement of a material fact regarding the Holders or the intended method of distribution of such Common Stock or omits to state any material fact regarding the Holders or the method of distribution of such Common Stock required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Holders or the distribution of the Common Stock, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) The registration rights of the Holders pursuant to this Agreement and the ability to offer and sell Restricted Stock pursuant to the Shelf Registration Statement are subject to the conditions and limitations contained in this paragraph, and accordingly, each Holder will be deemed to have agreed with the Company to give written notice to the Company no less than five (5) Business Days prior to when such Holder shall sell any Restricted Stock. Following receipt of such notice, the Company shall notify the Holder within five (5) Business Days whether such Holder may not sell the Restricted Stock pursuant to the Shelf Registration Statement or applicable Prospectus; provided, however, that any determination by the Company that such Holder shall not be permitted to sell such Restricted Stock shall be based solely on the following criteria:

         (i) the happening of any event of the kind described in Section 3(e) through 3(g) hereof requiring the preparation and delivery of a supplemented or amended Prospectus as contemplated herein which Prospectus shall not yet have been prepared and/or delivered to the Holders, or

         (ii) the determination by the Company in its good faith judgment that the use of any Prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose.

If the Company does not respond to a Holder's notice of its intention to sell within the five (5) Business Day period following receipt of such notice, the Holder shall be permitted to sell such


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Restricted Stock commencing on the fifth Business Day, without any liability under the terms of this Agreement.

4.       REGISTRATION EXPENSES.

(a) All fees and expenses of the Company incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not the Shelf Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Shelf Registration Statement.

(b) In connection with the registration hereunder, the Company shall reimburse the Holders of the Restricted Stock being registered or tendered for in such registration for up to $5,000 for fees and disbursements of Special Counsel, which firm shall be chosen by the Holders of a majority in aggregate principal amount of the Restricted Stock.

5.       INDEMNIFICATION.

(a) The Company hereby agrees to indemnify and hold harmless each Holder of Restricted Stock that is included in the Shelf Registration Statement pursuant to the provisions of this Agreement, and each Person who controls such Holder within the meaning of the Securities Act from and against, and agrees to reimburse such Holder and its controlling Persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder and its controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by (i) an untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished by such Holder or such controlling Person for use in the preparation of the Shelf Registration Statement; (ii) any untrue statement or alleged untrue statement of material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus corrects the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claim, action, demand, loss, damage, liability, cost or expense for which indemnification is sought, and (y) a copy of the later Prospectus had been made available to the Holders in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Holder seeking indemnification was under an obligation to deliver such later Prospectus to the purchaser; (iii) the offer or sale of the Restricted Stock pursuant to the Shelf Registration Statement following notification by the Company that such sale is prohibited; or (iv)


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the failure of any Holder to provide the notice to the Company of intended sale of Restricted Stock required by Section 3 hereof.

(b) Each Holder of shares of Restricted Stock that are included in the Shelf Registration Statement pursuant to the provisions of this Agreement hereby agrees to indemnify and hold harmless the Company, its officers, directors and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon written information furnished by such Holder for use in the preparation thereof; (ii) the offer or sale of the Restricted Stock pursuant to the Shelf Registration Statement following notification by the Company that such sale is prohibited; or (iii) the failure of any Holder to provide the notice to the Company of intended sale of Restricted Stock required by Section 3 hereof; provided, however, that a Holder shall not be liable in any case to the extent such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus shall correct the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claims, actions, demands, losses, damages, liabilities, costs or expenses for such indemnification is sought and (y) a copy of the later Prospectus had been made available to the Holders in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Company, another Holder, or a controlling Person other than the Holder shall have been under an obligation to deliver such later Prospectus.

(c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 5 and shall not relieve the indemnifying party from liability under this Section 5 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with


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counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably acceptable to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and reasonable approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the prior written consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

(d) If the indemnification provided for in subsection (a) or (b) of this Section 5 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the amount any Holder of Restricted Stock shall be obligated to contribute pursuant to this subsection
(d) shall be limited to an amount equal to the per share public offering price multiplied by the number of shares of Restricted Stock sold by such Holder pursuant to the registration statement that gives rise to such obligation to contribute. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



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Notwithstanding anything in this Agreement to the contrary, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

6. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company agrees to use its reasonable best efforts to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act.

7.       REPRESENTATIONS AND WARRANTIES.

(a) Each of the Holders hereby represents and warrants to the Company (i) that he or it has full power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder, and (ii) that this Agreement has been duly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable in accordance with its terms and conditions, except in each case, as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally and court decisions with respect thereto.

(b) The Company hereby represents and warrants to the Holders (i) that it has been duly organized and is an existing corporation in good standing as a corporation under the laws of the State of Ohio, (ii) that it has full power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and (iii) that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms and conditions, except in each case, as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally and court decisions with respect thereto.



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8.       MISCELLANEOUS
         -------------

(a) AMENDMENTS AND WAIVERS. With the written consent of the Holders of a majority of the shares of Restricted Stock, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Restricted Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Restricted Stock. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give promptly written notice thereof to the Holders of the Restricted Stock who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 8(a). Specifically, but without limiting the generality of the foregoing, the failure of the Holders at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of the Holders at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(b) NOTICES. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

         (i) if to the Company, as provided in the Reorganization Agreement,

         (ii) if to any Holder of any Restricted Stock, to the address of such Holder as it appears in the Common Stock register of the Company.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (v) delivered by hand, if personally delivered, (w) one Business Day after being timely delivered to a next-day air courier, (x) five Business Days after being deposited in the mail, postage prepaid, if mailed, (y) when answered back, if telexed or (z) when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

(c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each


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Holder of the Restricted Stock. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of the Restricted Stock. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

(d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

(e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York.

(f) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) CONSTRUCTION. All Section and other subdivision titles or captions contained in this Agreement are for convenience of reference only and shall not effect the meaning or interpretation of any provision of this Agreement. All terms used in this Agreement include, where appropriate the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein", "hereof " and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section or other subdivision; and all Section and other subdivision references contained herein refer to Sections and other subdivisions hereof. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          KEYCORP


                                          By: /s/ Daniel R. Stolzer
                                             -----------------------------
                                             Name: Daniel R. Stolzer
                                             Title: Authorized Officer


                                          HOLDERS:

                                          /s/ Joseph P. Goryeb
                                          -----------------------------
                                          Joseph P. Goryeb

                                          /s/ Joseph M. Goryeb
                                          -----------------------------
                                          Joseph M. Goryeb

                                          /s/ Richard P. Goryeb
                                          -----------------------------
                                          Richard P. Goryeb

                                          /s/ Marguerite Goryeb
                                          -----------------------------
                                          Marguerite Goryeb


                                          Joseph P. Goryeb 10 Year GRIT

                                          /s/ Joseph M. Goryeb
                                          -----------------------------
                                          By: Joseph M. Goryeb
                                          As:


                                          Marguerite Goryeb 10 Year GRIT

                                          /s/ Joseph M. Goryeb
                                          --------------------------
                                          By: Joseph M. Goryeb
                                          As:

                                          Lynne Goryeb Stock Trust

                                          /s/ Marguerite Goryeb
                                          --------------------------
                                          By: Marguerite Goryeb
                                          As:


                                          Joseph M. Goryeb Family Share Trust

                                          /s/ Joseph C. Graff
                                          --------------------------
                                          By: Joseph C. Graff
                                          As:


                                          Richard P. Goryeb Family Share Trust

                                          /s/ Joseph C. Graff
                                          --------------------------
                                          By: Joseph C. Graff
                                          As: